Exhibit 99.1

Fortune Brands Reports First Quarter Results

DEERFIELD, Ill.--(BUSINESS WIRE)--May 1, 2009--Fortune Brands, Inc. (NYSE: FO):

  Stability of Spirits Business and Lower Cost Structures Temper Impact of Challenging Economic Conditions
  All Three Businesses Performed At or Above Company’s Expectations
  First Quarter Results and Ongoing Initiatives Reinforce Company’s Confidence in Achieving Full-Year EPS Target

Fortune Brands, Inc. (NYSE: FO), the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the first quarter of 2009. Reflecting the impact of the challenging economic environment and adverse foreign exchange, net sales were $1.44 billion, down 20%. Diluted earnings per share were $0.05, impacted by factors including the lower sales, adverse foreign exchange, negative operating leverage in the seasonally smallest quarter for home products, and charges for supply-chain initiatives. Excluding one-time items, EPS before charges/gains was $0.30 as higher operating income before charges in the spirits business and lower cost structures tempered the impact of the sustained U.S. housing downturn and the global recession.

“Against the headwinds of the global recession, the severe U.S. housing downturn and reduced consumer discretionary spending, each of Fortune Brands’ businesses performed at or above our expectations in the first quarter,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands.

“Fortune Brands continued to pursue initiatives to succeed in the marketplace, significantly reduce costs and enhance our free cash flow,” Carbonari continued. “Profits in our spirits business benefited from stable consumer demand, higher pricing and favorable year-over-year U.S. inventory movements, largely offset by soft results internationally, including the ongoing impact of the Australia RTD tax increase and unfavorable foreign exchange. To combat negative operating leverage in our home products business driven by lower demand and unfavorable product mix, we further reduced the manufacturing footprint for home products, including the announced closure in the quarter of three additional plants and the sale of a non-core product line. And in our golf business, new products, international sales growth in constant currency, and lower costs partly offset the impact of reduced consumer discretionary spending, lower corporate custom golf ball orders and adverse foreign exchange.”

For the first quarter of 2009:

  Net income was $7.4 million, or $0.05 per diluted share, compared to $0.69 from continuing operations in the year-ago quarter.
    Comparisons were impacted by a $0.25 per share charge from one-time items principally related to supply-chain and cost reduction initiatives in the home products and golf businesses.
  Excluding one-time items in both the current and prior-year periods, diluted EPS before charges/gains was $0.30 compared to $0.75 in the year-ago quarter.
  Net sales were $1.44 billion, down 20%.
    On a comparable basis, excluding excise taxes, foreign exchange and acquisitions/divestitures, total net sales would have been down 17%.
    Comparable net sales by business unit were: spirits down 3%; golf down 5%; home & hardware down 30%.
  Operating income was $60.5 million.
    Operating income before charges/gains was $120.7 million.
  Return on equity before charges/gains was 9%.
  Return on invested capital before charges/gains was 6%.

Outlook: Reaffirming Earnings Target for 2009

“As the year progresses, comparisons will ease, a number of adverse factors will annualize, and we’ll realize the benefits of our market-share and cost initiatives, so we believe we have the most challenging quarter of the year behind us,” Carbonari said. “Looking ahead, we anticipate consumers will remain cautious when it comes to discretionary spending and that the home products market will continue to be very challenging. We’ll also continue to face the impact of adverse foreign exchange. That said, we remain focused on outperforming our categories in the current environment and positioning Fortune Brands to emerge from the downturn an even stronger company.

“Fortune Brands will benefit from our position in the relatively stable distilled spirits category, our company-wide brand-building initiatives, and our strength up and down the price ladder across our businesses,” Carbonari continued. “Specifically in spirits, we’ll benefit in the marketplace from our new international distribution alliance that began in April and our dedicated sales organization in the U.S. The impact of the Australia tax increase on ready-to-drink spirits products will annualize later this month, as well. In golf, our strong lineup of new products and successful investments in international growth support our leadership in a challenging industry environment. And in home products, we’ll continue to leverage our lower cost base, excellent customer service and strong brands as we seek to gain share in a difficult market.

“Supported by these advantages, combined with our first quarter results, we have this week reaffirmed our full-year earnings target for diluted EPS before charges/gains to be in the range of $2.00-2.50. This full-year target reflects our continued expectation for lower results in our home products and golf segments due to very challenging conditions in those markets, partly offset by underlying growth in spirits,” Carbonari concluded.

As announced earlier this week, the company has also raised its 2009 target for free cash flow to the range of $400 million after dividends and net capital expenditures. The higher target is the result of a series of cash-management initiatives and a reduction in the dividend rate.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and hardware, and golf products. Beam Global Spirits & Wine, Inc. is the company’s premium spirits business. Major spirits brands include Jim Beam and Maker’s Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher’s and Laphroaig Scotch, and DeKuyper cordials. Home and hardware brands include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo tool storage sold by units of Fortune Brands Home & Hardware LLC. Acushnet Company’s golf brands include Titleist, Cobra and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing market; competitive market pressures (including pricing pressures); customer defaults and related bad debt expense; consolidation of trade customers; successful development of new products and processes; ability to secure and maintain rights to intellectual property; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; changes related to the U.S. and international distribution structure in the company’s spirits business; ability to attract and retain qualified personnel; weather; risks associated with doing business outside the United States, including currency exchange rate risks; commodity and energy price volatility; costs of certain employee and retiree benefits and returns on pension assets; dependence on performance of distributors and other marketing arrangements; the impact of excise tax increases on distilled spirits; changes in golf equipment regulatory standards and other regulatory developments; potential liabilities, costs and uncertainties of litigation; impairment in the carrying value of goodwill or other acquired intangibles; historical consolidated financial statements that may not be indicative of future conditions and results; interest rate fluctuations; volatility of financial and credit markets, which could affect access to capital for the company, its customers and consumers; any possible downgrades of the company’s credit ratings; as well as other risks and uncertainties detailed from time to time in the company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2009	2008	% Change

Net Sales	$ 1,438.9	$ 1,806.1	(20.3)

Cost of goods sold	766.2	975.1	(21.4)

Excise taxes on spirits	101.1	95.1	6.3

Advertising, selling, general
and administrative expenses	442.6	488.2	(9.3)

Amortization of intangibles	8.3	12.4	(33.1)

Restructuring
and restructuring-related items	60.2	8.1	643.2

Operating Income	60.5	227.2	(73.4)

Interest expense	52.5	60.6	(13.4)

Other expense, net	4.5	0.4	1,025.0

Income from Continuing Operations
before income taxes	3.5	166.2	(97.9)

Income tax (benefit)/expense	(5.4)	52.4	(110.3)

Income from Continuing Operations, net of tax	$ 8.9	$ 113.8	(92.2)

Income from Discontinued Operations, net of tax	-	12.9	(100.0)

Net Income	$ 8.9	$ 126.7	(93.0)

Less: Net Income attributable to noncontrolling interests	1.5	6.2	(75.8)

Net Income attributable to Fortune Brands	$ 7.4	$ 120.5	(93.9)

Amounts attributable to Fortune Brands
common shareholders:
Income from continuing operations, net of tax	$ 7.4	$ 107.6	(93.1)
Discontinued operations, net of tax	-	12.9	(100.0)
Net income	$ 7.4	$ 120.5	(93.9)

Earnings Per Common Share, Basic:
Income from continuing operations attributable to
Fortune Brands common shareholders	$ 0.05	$ 0.70	(92.9)
Income from discontinued operations attributable to
Fortune Brands common shareholders	-	0.08	(100.0)
Net Income attributable to Fortune Brands
common shareholders	$ 0.05	$ 0.78	(93.6)

Earnings Per Common Share, Diluted:
Income from continuing operations attributable to
Fortune Brands common shareholders	$ 0.05	$ 0.69	(92.8)
Income from discontinued operations attributable to
Fortune Brands common shareholders	-	0.08	(100.0)
Net Income attributable to Fortune Brands
common shareholders	$ 0.05	$ 0.77	(93.5)

Avg. Common Shares Outstanding
Basic	150.1	154.0	(2.5)
Diluted	151.4	156.3	(3.1)

Actual Common Shares Outstanding
Basic	150.2	154.1	(2.5)
Diluted	151.4	156.5	(3.3)

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended March 31,
	2009	2008	% Change
Net Sales
Spirits	$ 486.3	$ 515.3	(5.6)
Home and Hardware	605.6	894.4	(32.3)
Golf	347.0	396.4	(12.5)
Total Net Sales	$ 1,438.9	$ 1,806.1	(20.3)

Operating Income
Spirits	$ 128.6	$ 128.6	-
Home and Hardware	(54.9)	60.9	(190.1)
Golf	9.0	51.5	(82.5)
Corporate expenses	(22.2)	(13.8)	(60.9)
Total Operating Income	$ 60.5	$ 227.2	(73.4)

Operating Income Before Charges/Gains (a)
Spirits	$ 131.3	$ 129.6	1.3
Home and Hardware	(23.1)	68.0	(134.0)
Golf	34.7	51.5	(32.6)
Less:
Corporate expenses	(22.2)	(13.8)	(60.9)

Operating Income Before Charges/Gains	120.7	235.3	(48.7)
Restructuring and
restructuring-related items	(60.2)	(8.1)	(643.2)

Operating Income	$ 60.5	$ 227.2	(73.4)

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring and restructuring-related items. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

FREE CASH FLOW
	Three Months Ended March 31,		2009 Full Year
	2009	2008	Targeted Range

Free Cash Flow (b)	$ (195.0)	$ (193.2)	$ 375 - 425
Add:
Discontinued Operations - Sale of Wine Business	-	(48.0)	-
Net Capital Expenditures	26.3	31.9	150
Dividends Paid	66.2	64.8	152
Cash Flow From Operations	$ (102.5)	$ (144.5)	$ 677 - 727

(b) Free Cash Flow is Cash Flow from Operations less net capital expenditures and dividends paid to stockholders. It additionally excludes credits and payments of taxes on the discontinued operation sale of the wine business. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES
EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

For the first quarter of 2009, EPS from Continuing Operations Before Charges/Gains is Net Income from Continuing Operations calculated on a per-share basis excluding $60.2 million ($37.7 million after tax or $0.25 per diluted share) of restructuring and restructuring-related items.

For the first quarter of 2008, EPS from Continuing Operations Before Charges/Gains is Net Income calculated on a per-share basis excluding $8.1 million ($5.2 million after tax or $0.03 per diluted share) of restructuring and restructuring-related items and V&S auction process costs of $7.3 million ($4.7 million after tax or $0.03 per diluted share).

EPS from Continuing Operations Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended March 31,
	2009	2008	% Change

Earnings Per Common Share - Basic
Income from Continuing Operations
before Charges/Gains	0.30	0.76	(60.5)
V&S auction process costs	-	(0.03)	(100.0)
Restructuring
and restructuring-related items	(0.25)	(0.03)	733.3

Income from Continuing Operations	0.05	0.70	(92.9)

Income from Discontinued Operations	-	0.08	(100.0)

Net Income	0.05	0.78	(93.6)

Earnings Per Common Share - Diluted
Income from Continuing Operations
before Charges/Gains	0.30	0.75	(60.0)
V&S auction process costs	-	(0.03)	(100.0)
Restructuring
and restructuring-related items	(0.25)	(0.03)	733.3

Income from Continuing Operations	0.05	0.69	(92.8)

Income from Discontinued Operations	-	0.08	(100.0)

Net Income	0.05	0.77	(93.5)

RESTRUCTURING AND RESTRUCTURING-RELATED ITEMS
The company recorded pre-tax restructuring and restructuring-related items of $60.2 million ($37.7 million after tax or $0.25 per diluted share) in the three-month period ended March 31, 2009. For Spirits, these charges relate to U.S. and international route-to-market initiatives. For Home and Hardware, the charges relate to supply chain realignment, capacity and cost reduction initiatives and exit of a select low return product offering. For Golf, the charges relate to cost reduction initiatives and supply chain realignment.

Three Months Ended March 31, 2009
(In millions, except per share amounts)
Restructuring-Related Items
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$ 0.7	$ -	$ 2.0	$ 2.7
Home and Hardware	$ 11.9	$ 19.4	$ 0.5	$ 31.8
Golf	$ 23.9	$ 1.3	$ 0.5	$ 25.7
Total	$ 36.5	$ 20.7	$ 3.0	$ 60.2

Income tax benefit				22.5
Net charge				$ 37.7
Charge per common share
Basic				$ 0.25
Diluted				$ 0.25

RECONCILIATION OF FULL YEAR 2009 EARNINGS TARGET TO GAAP
For the full year, the company is currently targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.00 to $2.50 per share. On a GAAP basis, the company is currently targeting diluted EPS from continuing operations to be in the range of $1.60 to $2.10 per share.

EPS Before Charges/Gains from continuing operations is Net Income calculated on a per-share basis excluding restructuring, restructuring-related and other one-time items.

EPS Before Charges/Gains from continuing operations is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	March 31,	March 31,
	2009	2008

Assets
Current assets
Cash and cash equivalents	$ 240.1	$ 179.4
Accounts receivable, net	843.5	1,079.8
Inventories	1,974.3	2,173.8
Other current assets	435.9	458.9
Total current assets	3,493.8	3,891.9

Property, plant and equipment, net	1,482.2	1,701.2
Intangibles resulting from
business acquisitions, net	6,693.0	8,153.0
Other assets	282.3	418.4
Total assets	$ 11,951.3	$ 14,164.5

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$ 29.3	$ 438.2
Current portion of long-term debt	9.6	676.5
Other current liabilities	1,042.8	1,382.1
Total current liabilities	1,081.7	2,496.8

Long-term debt	4,923.2	3,569.6
Other long-term liabilities	1,410.9	1,655.6
Total liabilities	7,415.8	7,722.0

Redeemable preferred stock in a subsidiary	-	542.9

Stockholders' equity	4,521.4	5,883.5
Noncontrolling interests	14.1	16.1
Total equity	4,535.5	5,899.6
Total liabilities and equity	$ 11,951.3	$ 14,164.5

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
March 2009 - First Quarter
$ - millions, except per share amounts

		Restructuring	Tax credit/	V&S	Before
		and related	Discontinued	acquisition	charges/
	GAAP	expenses	operations	costs	gains

	FIRST QUARTER
2009

Net Sales	1,438.9				1,438.9

Cost of goods sold	786.9	(20.7)			766.2
Excise taxes	101.1				101.1
Advertising and SG&A	445.6	(3.0)			442.6
Amortization of intangibles	8.3				8.3
Restructuring expenses	36.5	(36.5)			-

Operating Income	60.5	60.2	-	-	120.7

Interest expense	52.5				52.5
Other expense, net	4.5				4.5

Income before taxes	3.5	60.2	-	-	63.7

Income tax (benefit)/expense	(5.4)	22.5			17.1

Income from Continuing Operations	8.9	37.7	-	-	46.6

Net Income	8.9	37.7	-	-	46.6

Net Income attributable to noncontrolling interests	1.5				1.5

Net Income attributable to Fortune Brands	7.4	37.7	-	-	45.1

Average Diluted Shares Outstanding	151.4				151.4

Diluted EPS from Continuing Operations	0.05				0.30

2008

Net Sales	1,806.1				1,806.1

Cost of goods sold	977.7	(2.6)			975.1
Excise taxes	95.1				95.1
Advertising and SG&A	491.4	(3.2)			488.2
Amortization of intangibles	12.4				12.4
Restructuring expenses	2.3	(2.3)			-

Operating Income	227.2	8.1	-	-	235.3

Interest expense	60.6				60.6
Other expense/(income), net	0.4			(7.3)	(6.9)

Income before taxes	166.2	8.1	-	7.3	181.6

Income taxes	52.4	2.9	(0.2)	2.6	57.7

Income from Continuing Operations	113.8	5.2	0.2	4.7	123.9

Income from Discontinued Operations	12.9		(12.9)	-	-

Net Income	126.7	5.2	(12.7)	4.7	123.9

Net Income attributable to noncontrolling interests	6.2	-	-	-	6.2

Net Income attributable to Fortune Brands	120.5	5.2	(12.7)	4.7	117.7

Average Diluted Shares Outstanding	156.3				156.3

Diluted EPS from Continuing Operations	0.69				0.75

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
March 31, 2009
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income attributable to Fortune Brands Before Charges/Gains less Preferred Dividends		Average Stockholders' Equity		ROE based on Net Income attributable to Fortune Brands Before Charges/Gains

Fortune Brands	$ 504.2	/	$5,385.2	=	9.4%

	Rolling twelve months GAAP Net Income attributable to Fortune Brands less Preferred Dividends		Average Stockholders' Equity		ROE based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 197.5	/	$5,299.1	=	3.7%

Return on Equity - or ROE - Before Charges/Gains is net income attributable to Fortune Brands less preferred dividends derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity) excluding any restructuring and non-recurring items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
March 31, 2009
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income attributable to Fortune Brands Before Charges/Gains plus after-tax Interest Expense		Average Invested Capital		ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains

Fortune Brands	$ 651.2	/	$10,126.4	=	6.4%

	Rolling twelve months GAAP Net Income attributable to Fortune Brands plus after-tax Interest Expense		Average Invested Capital		ROIC based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 344.5	/	$10,035.1	=	3.4%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income attributable to Fortune Brands plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and non-recurring items divided by the twelve month average of GAAP Invested Capital (net debt plus stockholders' equity) excluding any restructuring and non-recurring items.

ROE From Continuing Operations Before Charges/Gains and ROIC From Continuing Operations Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Comparable Net Sales to GAAP Net Sales
For the Three Months Ended March 31, 2009
(Unaudited)

Three Months Ended March 31, 2009
Fortune Brands
Comparable Net Sales	(17.4%)
Foreign currency exchange rates	(4.4%)
Spirits excise taxes	1.2%
Acquired and divested entities and product lines	0.4%
Third-party bottling contracts	(0.1%)

Net Sales, GAAP basis	(20.3%)

Spirits
Comparable Net Sales	(2.7%)
Foreign currency exchange rates	(6.1%)
Spirits excise taxes	1.6%
Acquired entity	2.0%
Third-party bottling contracts	(0.4%)

Net Sales, GAAP basis	(5.6%)

Home & Hardware
Comparable Net Sales	(30.1%)
Foreign currency exchange rates	(2.0%)
Divested entities and product lines	(0.2%)

Net Sales, GAAP basis	(32.3%)

Golf
Comparable Net Sales	(5.0%)
Foreign currency exchange rates	(7.5%)

Net Sales, GAAP basis	(12.5%)

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes, the net sales from acquired and divested entities and product lines, and the impact of third-party bottling contracts. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year-to-year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410